Exhibit 99.1

20/20 BioLabs Reports First Quarter 2026 Financial Results and Recent Operational Progress

State-Funded Firefighter Cancer Screening Programs Expected to Drive Meaningful Revenue Growth Beginning in Q2 2026

$5.0 Million Private Placement Strengthens Cash Position to $4.2 Million as of March 31, 2026

Recent Strategic Wins Include Evexia Diagnostics Distribution Agreement, ROKIT Healthcare CKD License, and Commercial Launch of OneTest™ for Longevity

Gaithersburg, MD - May 20, 2026 - 20/20 BioLabs, Inc. (Nasdaq: AIDX) (“20/20” or the “Company”), an early market entrant in AI powered laboratory-based blood tests for the early detection and prevention of cancers and chronic diseases, reported its financial and operational results for the first quarter ended March 31, 2026.

First Quarter & Subsequent 2026 Operational Highlights

●	Revenue of $0.4 million for Q1 2026, as compared to $0.6 million for Q1 2025. The decline was primarily due to the timing of orders from several larger customers in Q1 2026 that have ordered, or are expected to order, in Q2 or Q3 of 2026.

●	Q2 revenue is expected to benefit from Maryland fire departments seeking the Company’s OneTest™ Multi-Cancer Early Detection (“MCED”) blood test through Maryland’s state-funded firefighter cancer screening grant program.

●	Deferred revenue increased to approximately $0.5 million as of March 31, 2026, compared to $0.4 million as of December 31, 2025, providing additional visibility into upcoming revenue recognition.

●	Cash and cash equivalents totaled $4.2 million as of March 31, 2026, compared to $1.0 million as of December 31, 2025, reflecting net proceeds from the Company’s recent capital raises.

●	Subsequent to quarter-end, the Company received notice that a second state firefighter cancer screening program comparable in size to the Maryland program intends to use the Company’s MCED test. If completed as expected, the program is anticipated to contribute meaningfully to revenue in future periods. Additional details are expected to be announced in the near term.

●	Commenced trading on the Nasdaq Capital Market under the ticker symbol “AIDX” on February 19, 2026, marking 20/20’s transition to a publicly listed company.

●	Completed a $5.0 million private placement on February 19, 2026, under a preferred purchase agreement pursuant to which up to $40.0 million in capital may be raised in multiple tranches, subject to 20/20 meeting certain conditions.

●	Entered into an exclusive U.S. license agreement with ROKIT Healthcare to integrate advanced chronic kidney disease (“CKD”) prediction technology into the Company’s Longevity Test Program.

●	Launched OneTest™ for Longevity, a chronic disease risk assessment and management solution built with IBM¹ watsonx.ai capabilities, expanding the Company’s product portfolio beyond multi-cancer detection.

●	Provided an update on the Company’s patented protein tumor marker based, machine learning derived MCED methodology in support of recent studies suggesting the expected value of this approach for earlier-stage detection compared to stand-alone circulating tumor DNA based MCEDs.

●	Subsequent to quarter-end, on April 7, 2026, 20/20 was selected by Evexia Diagnostics to offer OneTest™ for Cancer through Evexia’s national network of over 40,000 healthcare practitioners.

●	The Medicare Multi-Cancer Early Detection Screening Act was signed into law on February 3, 2026, creating a pathway for Medicare reimbursement for MCEDs by 2028.

¹IBM is acting as an information technology provider only. IBM does not purport to be engaged in the practice of medicine or any other professional clinical or licensed activity. IBM’s offerings are not designed or intended to constitute protocols for delivering medical care; a substitute for professional medical advice, diagnosis, treatment or judgment; a drug, drug-adjunct technology, or drug development tool subject to quality system requirements; or medical device as defined under the laws of any jurisdiction.

Management Commentary

Chief Executive Officer Jonathan Cohen commented, “The first quarter of 2026 was a transformational period for 20/20, marked by our direct listing on the Nasdaq Capital Market, a $5.0 million private placement under a facility that may provide up to $35 million of additional capital, and important commercial and clinical milestones across both of our OneTest™ product families.”

“We are also executing a clear strategy to broaden distribution and product reach. In April, we were selected by Evexia Diagnostics to offer OneTest™ for Cancer through Evexia’s national network of healthcare practitioners. In the first quarter, we launched OneTest™ for Longevity, our chronic disease risk assessment solution built with IBM¹ watsonx.ai capabilities. We are now in discussions with ROKIT Healthcare of Korea about extending the Longevity test platform across East Asia under our recently announced license agreement integrating their CKD prediction technology.”

“With the Medicare Multi-Cancer Early Detection Screening Act now signed into law, we believe a clear federal pathway is emerging for MCED reimbursement beginning in 2028. We plan to seek Medicare coverage for OneTest™ for Cancer, supported in part by outcome data from having screened over 25,000 firefighters to date. We believe Medicare coverage would significantly expand access to OneTest™ for Cancer and substantially increase the Company’s addressable market in the United States. Our improved capital position, expanding product portfolio, and growing list of public- and private-sector customers position 20/20 for what we expect to be a year of significant revenue growth and operational progress,” concluded Cohen.

Chief Financial Alan Bergman added, “While first quarter revenue of $0.4 million was down year-over-year, the decrease was driven almost entirely by the timing and seasonal ordering patterns of a number of our larger legacy customers, as well as the release of funds from the State of Maryland to its fire departments. Commercial interest in and ordering of our MCED test continues to increase, and we closed more customer agreements in Q1 2026 than in the prior-year period. Subsequent to quarter-end, we also received notice that a second state firefighter cancer screening program comparable in size to the Maryland program intends to use our MCED test, which we expect to contribute to revenue in future periods. Based on our current pipeline and expected fulfillment of state-funded firefighter screening orders, we expect revenue to rebound during the second quarter and remain encouraged by the level of demand we are seeing across our core OneTest programs.”

First Quarter 2026 Financial Results

Total revenue for the three months ended March 31, 2026 was $0.4 million, compared to $0.6 million in the prior year period.

Total cost of revenue for the three months ended March 31, 2026 was $0.3 million, compared to $0.4 million in the prior year period.

Gross profit for the three months ended March 31, 2026 was $0.1 million, compared to $0.2 million in the prior year period. Gross margin was 17.8% in Q1 2026, compared to 29.9% in the prior year period, reflecting a shift in product mix and lower absorption of fixed laboratory costs at the lower revenue base.

Total operating expenses for the three months ended March 31, 2026 were $1.5 million, compared to $0.9 million in the prior year period. The increase was primarily attributable to higher sales, and general and administrative expenses associated with the Company’s transition to a Nasdaq-listed public company. Research and development expenses were $0.2 million in Q1 2026, compared to $0.1 million in the prior year period.

Total other expense, net was $0.7 million for the three months ended March 31, 2026, compared to other income, net, of less than $0.1 million in the prior year period. Total other expense, net, in the current quarter principally reflected a $0.3 million non-cash loss on issuance of convertible notes, $0.3 million of interest expense, and a $0.1 million non-cash loss on the change in fair value of warrant liabilities.

Net loss for the three months ended March 31, 2026 was $2.2 million, compared to $0.8 million in the prior year period.

Cash and cash equivalents totaled $4.2 million as of March 31, 2026, compared to $1.0 million as of December 31, 2025. The increase in cash reflected $5.0 million in gross proceeds from the Company’s February 2026 private placement of Series E convertible preferred stock, along with proceeds from the issuance of convertible promissory notes, partially offset by cash used in operating activities and offering costs.

About 20/20 BioLabs

20/20 BioLabs, Inc. (Nasdaq: AIDX) develops and commercializes AI-powered, laboratory-based blood tests for the early detection and prevention of cancers and chronic diseases. The Company offers two families of lab tests under the OneTest brand. OneTest™ for Cancer is a multi-cancer early detection (MCED) blood test, and OneTest for Longevity™ measures inflammatory biomarkers and is now commercially available. OneTest’s affordable, accurate, accessible tests can be conveniently utilized at home using new, upper-arm capillary collection devices that avoid painful needles. Tests are run in the Company’s College of American Pathologists (CAP) accredited, Clinical Laboratory Improvement Amendments (CLIA) licensed laboratory in Gaithersburg, MD.

For more information visit https://2020biolabs.com.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that it believes may affect its financial condition, results of operations, business strategy, and financial needs. Forward-looking statements can be identified by words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “continue,” or the negative of these terms or other comparable expressions. Actual results may differ materially from those expressed or implied by such forward-looking statements. A number of factors could cause actual results to differ materially from those contained in these forward-looking statements, including, but not limited to, the risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, as well as in our other reports filed or furnished from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events, except as required by applicable law. Although the Company believes the expectations expressed in these forward-looking statements are reasonable, it cannot guarantee future results, and investors are cautioned that actual outcomes may differ materially from those anticipated.

Investor Relations

Chris Tyson

MZ Group

Direct: 949-491-8235

AIDX@mzgroup.us

20/20 BIOLABS, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$4,219,099	$1,025,987
Accounts receivable, net	201,481	199,954
Inventory	104,523	116,217
Prepaid expenses and other current assets	175,174	128,975
Total current assets	4,700,277	1,471,133
License agreement, net	265,518	271,143
Property and equipment, net	45,187	56,677
Intangible asset, net	206,801	202,264
Right-of-use assets, net	562,507	605,289
Deferred financing costs	-	1,507,794
Other assets	23,057	23,057
Total assets	$5,803,347	$4,137,357

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$980,486	$868,545
Accrued liabilities	598,335	785,784
Accrued dividends — Series E convertible preferred stock	54,192	-
Deferred revenue	450,667	414,871
Derivative liability – current	-	143,382
Convertible note	306,716	74,611
Operating lease liability – current	189,649	175,948
Total current liabilities	2,580,045	2,463,141

Long-term liabilities:
Convertible notes payable, net	-	619,355
Deferred revenue – long-term	37,055	41,816
Derivative liabilities – long-term	-	543,545
Operating lease liability – long term	429,122	488,725
Total long-term liabilities	466,177	1,693,441

Total liabilities	3,046,222	4,156,582

Commitments and contingencies (Note 9)		-

Contingently redeemable convertible preferred stock:
Series E convertible preferred stock, $0.01 par value; 45,000 authorized; 5,000 and 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively; liquidation preference of $5,494,500	204,239	-

Stockholders’ equity (deficit):
Series D preferred stock, $0.01 par value; 936,329 authorized; 0 and 101,565 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	1,016
Series C preferred stock, $0.01 par value; 3,340,909 authorized; 0 and 1,204,040 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	12,040
Series B preferred stock, $0.01 par value; 3,569,405 authorized; 0 and 1,471,487 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	14,715
Series A-2 preferred stock, $0.01 par value; 800,000 authorized; 0 and 442,402 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	4,424
Series A-1 preferred stock, $0.01 par value; 978,000 authorized; 0 and 651,465 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	6,515
Series A preferred stock, $0.01 par value; 1,303,000 authorized; 0 and 846,368 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	8,464
Common stock, $0.01 par value; 50,000,000 authorized; 10,442,960 and 5,442,249 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	104,430	54,422
Additional paid-in capital	37,870,511	33,126,398
Accumulated deficit	(35,422,055)	(33,247,219)
Total stockholders’ (deficit) equity	2,552,886	(19,225)
Total liabilities, contingently redeemable preferred stock and stockholders’ equity	$5,803,347	$4,137,357

20/20 BIOLABS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Revenues	$353,375	$553,820
Cost of revenues	290,491	388,025
Gross profit	62,884	165,795

Operating expenses:
Sales, general and administrative	1,352,758	801,144
Research and development	153,482	136,831
Total operating expenses	1,506,240	937,975

Operating loss	(1,443,356)	(772,180)

Other (expense) income:
Interest expense	(267,008)	(740)
Interest income	6,653	8,458
Loss on change in fair value of warrant liability	(148,766)	-
Loss on issuance of convertible note	(322,359)	-
Other expense, net	-	(115)
Total other (expense) income	(731,480)	7,603

Provision for income taxes	-	-

Net loss	(2,174,836)	(764,577)
Dividend on preferred stock	54,192	-
Net loss attributable to common stockholders	$(2,120,644)	$(764,577)

Basic and diluted net loss per common share	$(0.28)	$(0.16)
Weighted-average common shares outstanding, basic and diluted	7,657,229	4,823,125

20/20 BIOLABS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,174,836)	$(764,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,306	17,825
Stock based compensation	128,440	129,650
Amortization of license fees	5,625	5,625
Amortization of right-of-use assets, net of liabilities	(3,120)	(1,838)
Amortization of debt discount	240,370	-
Issuance of shares for services	100,000	-
Change in fair value of derivative liability	148,766	-
Loss on issuance of convertible note	322,359	-
Changes in operating assets and liabilities:
Accounts receivable	(1,527)	5,610
Inventory	11,694	(20,866)
Prepaid expenses and other assets	(46,199)	(64,259)
Accounts payable	111,941	111,092
Accrued liabilities	(202,448)	129,413
Interest payable	26,634	740
Deferred revenue	31,035	(36,708)
Net cash used in operating activities	(1,288,960)	(488,293)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of intangible assets, including patents	(5,354)	-
Net cash used in investing activities	(5,354)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	250,000	70,000
Proceeds from issuance of Series D preferred stock	-	192,338
Proceeds from issuance of Series E preferred stock	5,000,000	-
Offering costs	(762,574)	-
Net cash provided by financing activities	4,487,426	262,338

Increase (decrease) in cash and cash equivalents	3,193,112	(225,955)
Cash and cash equivalents, beginning of year	1,025,987	1,784,009
Cash and cash equivalents, end of year	$4,219,099	$1,558,054

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash disclosures of cash flow information:
Conversion of preferred stock to common stock	$47,174	$-
Deferred offering costs – issuance of common stock and warrants as offering costs	$3,654,057	$-
Accrued dividends on Series E preferred stock	$54,192	$-
Derivative liabilities recognized as debt discounts	$541,199	$-
Derivative liabilities reclassified to equity	$1,361,306	$-
Conversion of convertible notes payable and accrued interest to common stock	$834,812	$-